Exhibit 24.1

Each of the non-employee directors who are signatories to Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 have executed a limited power of attorney in the form set forth below:

FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Brian P. Lynch and Robert K. Julian, each of whom are executive officers of the Company, as my true and lawful attorneys-in-fact, each with power of substitution, with full power to act without the other and on behalf of and as attorney for the undersigned, for the purpose of executing and filing with the Securities and Exchange Commission the post-effective amendments to the Registration Statements filed under the Securities Act of 1933 that are listed on Exhibit A attached hereto, which will have the sole effect of deregistering shares of Company capital stock registered under such Registration Statements, and to do all such other acts and execute all such other instruments which said attorney may deem necessary or desirable in connection therewith.

The undersigned have each executed this Limited Power of Attorney effective as of August 5, 2015.

Signature	Title

Director
Samuel H. Armacost

Director
Ronald S. Beard

Director
John C. Cushman, III

Director
John F. Lundgren

Director
Adebayo O. Ogunlesi

Director
Richard L. Rosenfield

Director
Linda B. Segre

Director
Anthony S. Thornley

EXHIBIT A

Registration Statements

1.	333-43756
2.	333-61889